COLONIAL SELECT VALUE FUND
                One Financial Center, Boston, Massachusetts 02111

                                                                 August 20, 1997
Dear Shareholder:

         A Special Meeting of Shareholders (Meeting) of Colonial Select Value Fund (Fund) will be held at 10 a.m. Eastern time on September 30, 1997, at the offices of Colonial Management Associates, Inc. (Adviser). Formal notice of the Meeting appears on the next page, followed by the proxy statement. We hope that you can attend the Meeting in person; however, we urge you in any event to vote your shares by completing and returning the enclosed proxy card in the envelope provided at your earliest convenience.

         At the Meeting, you will be asked to approve a new Management Agreement for the Fund, to approve the elimination of a fundamental investment policy on investing in illiquid securities and to ratify the selection of Price Waterhouse LLP as the Fund's independent accountants for the fiscal year 1997. After carefully considering each proposal, your Fund's Trustees recommend that you vote FOR each of the proposals. No changes are being proposed to the way the Fund is managed, advised or operated.

         YOUR VOTE IS IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE VOTE BY COMPLETING, DATING AND SIGNING THE ENCLOSED PROXY CARD, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. A SELF-ADDRESSED, POSTAGE-PAID ENVELOPE HAS BEEN ENCLOSED FOR YOUR CONVENIENCE. IT IS IMPORTANT THAT YOU VOTE AND THAT YOUR VOTE BE RECEIVED NO LATER THAN SEPTEMBER 29, 1997.

         Your Fund is using Shareholder Communications Corporation (SCC), a professional proxy solicitation firm, to assist shareholders in the voting process. As the date of the Meeting approaches, if we have not yet received your proxy card, you may receive a telephone call from SCC reminding you to exercise your right to vote.

         We appreciate your participation and prompt response in this matter, and thank you for your continued support.

         Sincerely,


         Harold W. Cogger
         President

                           COLONIAL SELECT VALUE FUND
                One Financial Center, Boston, Massachusetts 02111
                                 (617) 426-3750


                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD SEPTEMBER 30, 1997


Dear Shareholder:

         A Special Meeting of Shareholders (Meeting) of Colonial Select Value Fund (Fund) will be held at the offices of Colonial Management Associates, Inc. (Adviser), One Financial Center, Boston, Massachusetts, on Tuesday, September 30, 1997, at 10:00 a.m. Eastern time, to:

         1. Approve or disapprove a new Management Agreement for the Fund providing for an increase in the management fee paid by the Fund;

         2. Approve or disapprove elimination of a fundamental policy limiting the Fund's investments in illiquid securities to 10% of net assets;

         3.  Ratify or reject the selection of independent accountants; and

         4. Transact such other business as may properly come before the Meeting or any adjournment thereof.

                                                  By order of the Trustees,


                                                  Michael H. Koonce, Secretary
August 20, 1997

NOTICE: YOUR VOTE IS IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. IF A QUORUM IS NOT PRESENT AT THE MEETING, ADDITIONAL EXPENSES MAY BE INCURRED TO SOLICIT ADDITIONAL PROXIES. TO AVOID THESE COSTS TO YOUR FUND, PLEASE VOTE, SIGN AND RETURN YOUR PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE IMMEDIATELY.


SV-85/028E-0897

                                 PROXY STATEMENT
                                                                 August 20, 1997

      The Trustees of the Fund have called a Special Meeting of the Fund's shareholders for 10:00 a.m. Eastern Time, Tuesday, September 30, 1997, for the purposes described in the accompanying Notice. The purpose of this Proxy Statement is to provide you with additional information regarding the proposals to be voted on at the Meeting and to request your proxy to vote in favor of the proposals. By properly completing and returning the enclosed proxy card, you will authorize the individuals named on the card to vote your Fund shares in favor of each listed proposal and, in their discretion, on any other matter to properly come before the Meeting. No other matters are contemplated at this time. Additional information concerning the proxy solicitation and voting process and who is eligible to vote is set forth below; Sections 1, 2, 3 and 4, respectively, contain additional information regarding the matters to be voted on at the Meeting.

Voting; Proxies; Shareholders Entitled to Vote.

      The enclosed proxy, which was first mailed on August 20, 1997, is solicited by the Board of Trustees for use at the Meeting. All properly executed proxies received in time for the Meeting will be voted as specified in the proxy or, if no specification is made, in favor of each proposal referred to in the Proxy Statement. The proxy may be revoked prior to its exercise by a later dated proxy, by written revocation received by the Secretary or by voting in person. Solicitation may be made by mail, telephone, telegraph, telecopy and personal interviews. Authorization to execute proxies may be obtained by telephonically or electronically transmitted instructions. Shareholder Communications Corporation (SCC) has been engaged to assist in the solicitation of proxies. The cost of this assistance is not expected to exceed $65,434. The cost of solicitation will be paid by the Fund.

      Shareholders of record at the close of business on July 14, 1997 will have one vote for each share held. On such date, the Fund had the following outstanding shares of beneficial interest: Class A Shares: 16,848,658.813; Class B Shares: 9,567,002.768. Holders of 30% of the shares outstanding on such date constitute a quorum and must be present in person or represented by proxy for business to be transacted at the Meeting.

      As of July 14, 1997, the following shareholder owned more than 5% of the Fund's outstanding Class B shares:

                                                  Number of      Percentage of
                Name and Address                 Shares Owned     Shares Owned
                ----------------                 ------------     ------------
Merrill Lynch, Pierce, Fenner & Smith, Inc.,
4800 Deer Lake Drive East, Jacksonville,
Florida 32246                                     688,034.000          7.19%

      Votes cast by proxy or in person will be counted by persons appointed by the Fund to act as election tellers for the Meeting. The tellers will count the total number of votes cast "for" approval of the proposals for purposes of determining whether sufficient affirmative votes have been cast. Where a shareholder withholds authority or abstains, or the proxy reflects a "broker non-vote" (i.e., shares held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have discretionary voting power on a particular matter), the shares will be counted as present and entitled to vote for purposes of determining the presence of a quorum. With respect to approval of the new Management Agreement and elimination of the Fund's fundamental policy on illiquid securities, withheld authority, abstentions and broker non-votes will have the effect of votes against such proposals. With respect to the ratification of independent accountants, withheld authority, abstentions and broker non-votes have no effect on the outcome of the voting.

      Further information concerning the Fund is contained in its most recent Annual and/or Semiannual Reports to shareholders, which are obtainable free of charge by writing the Adviser at One Financial Center, Boston, MA 02111 or by calling 1-800-426-3750.



1.    Approve or Disapprove a New Management Agreement.

a. Description of Proposal.

      The Board of Trustees propose that shareholders approve a new Management Agreement, in the form set forth in Appendix A, between Colonial Trust III (Trust), on behalf of the Fund, and the Adviser. The new Management Agreement is identical to the existing Management Agreement except for the management fee payable by the Fund to the Adviser. The existing Management Agreement provides for a monthly fee at the annual rate of 0.60% of the Fund's average daily net assets during the preceding twelve months ("performance period"), as adjusted upward or downward on the basis of the Fund's investment performance relative to the performance of the Standard & Poor's Index of 500 Common Stocks (the "Index"). Specifically, the monthly fee rate of 1/12 of 0.60% is increased or decreased, respectively, by 1/12 of 0.02% for each percentage point, rounded to the nearer point (the higher point if exactly one-half a point), that the Fund's investment performance over the performance period exceeds or lags the record of the Index, as then constituted, for the performance period; provided; however, that the performance adjustment for any month may not exceed 1/12 of 0.20%. The new Management Agreement provides for a monthly fee at the annual rate of 0.70% of the Fund's average daily net assets for the month without any performance adjustment.

      The Fund's investment performance exceeded the record of the Index in eight of the twelve performance periods that ended during the Fund's October 31, 1996 fiscal year.

The average annualized monthly fee rate paid by the Fund during such fiscal year was 0.64%. The Fund paid the Adviser $1,743,000 for such fiscal year. If the new Management Agreement had been in effect during the fiscal year ended October 31, 1996, the Fund would have paid the Adviser a fee of $2,228,053, an increase of 27.8%. This difference is due both to the change in the fee rate and to the fact that under the existing Management Agreement the monthly fee rate has been applied to the average daily net assets for the preceding twelve months whereas under the new Management Agreement, the monthly fee rate would be applied to the average daily net assets for the current month.

      The following table summarizes the Fund's current transaction expenses and annual operating expenses for each class of the Fund's shares, based, except where otherwise indicated, on expenses incurred in the most recent fiscal year:

Shareholder Transaction Expenses(1)(2)
                                            Class A      Class B       Class C
Maximum Initial Sales Charge Imposed on
a Purchase (as a % of offering price)(3)    5.75%        0.00%(5)      0.00%(5)

Maximum Contingent Deferred Sales
Charge (as a % of offering price)(3)        1.00%(4)     5.00%         1.00%

(1) For accounts less than $1,000 an annual fee of $10 may be deducted. See "How to Buy Shares."

(2) Redemption proceeds exceeding $1,000 sent via federal funds wire will be subject to a $7.50 charge per transaction.

(3)   Does not apply to reinvested distributions.

(4) Only with respect to any portion of purchases of $1 million to $5 million redeemed within approximately 18 months after purchase. See "How to Buy Shares."

(5) Because of the 0.75% distribution fee applicable to Class B and Class C shares, long-term Class B and Class C shareholders may pay more in aggregate sales charges than the maximum initial sales charge permitted by the National Association of Securities Dealers, Inc. However, because the Fund's Class B shares automatically convert to Class A shares after approximately 8 years, this is less likely for Class B shares than for a class without a conversion feature.

Example
                                  Class A        Class B        Class C

Management fee (1)                0.60%          0.60%          0.60%
12b-1 fees (2)                    0.24           0.99           0.99
Other expenses                    0.38           0.38           0.38
                                  ----           ----           ----
Total operating expenses          1.22%          1.97%          1.97%
                                  ====           ====           ====

(1)   Excludes the management fee performance adjustment.

(2)   Service fee rate will fluctuate but will not exceed 0.25%.

      The following table shows the cumulative current expenses attributable to a hypothetical $1,000 investment in each class of shares of the Fund for the periods specified, assuming that there is no performance adjustment to the current management fee and assuming a 5% annual return and, unless otherwise noted, redemption at period end:

               Class A            Class B                     Class C
Period:                       (1)          (2)           (1)            (2)
1 year           $ 69        $ 70         $ 20          $ 30           $ 20
3 years            94          92           62            62(4)          62(4)
5 years           121         126          106           106            106
10 years          197         210(3)       210(3)        230            230

(1)   Assumes redemption at period end.

(2)   Assumes no redemption.

(3) Class B shares automatically convert to Class A shares after approximately 8 years; therefore, years 9 and 10 reflect Class A shares expenses.

(4) Class C shares do not incur a contingent deferred sales charge on redemptions made after one year.

      Had the new Management Agreement been in effect, the Fund's annual operating expenses for each class of shares would have been:

                                   Class A        Class B         Class C

Management fee                     0.70%          0.70%           0.70%
12b-1 fees (1)                     0.24           0.99            0.99
Other expenses                     0.38           0.38            0.38
                                   ----           ----            ----
Total operating expenses           1.32%          2.07%           2.07%
                                   ====           ====            ====

(1)   Service fee rate will fluctuate but will not exceed 0.25%.

      The following table shows the cumulative expenses attributable to a hypothetical $1,000 investment in each class of shares of the Fund for the periods specified, assuming that the new Management Agreement was in effect and assuming a 5% annual return and, unless otherwise noted, redemption at period end:

               Class A            Class B                      Class C
Period:                       (1)           (2)           (1)           (2)
1 year           $ 70        $ 71          $ 21          $ 31          $ 21
3 years            97          95            65            65(4)         65(4)
5 years           126         131           111           111           111
10 years          207         221(3)        221(3)        240           240

(1)   Assumes redemption at period end.

(2)   Assumes no redemption.

(3) Class B shares automatically convert to Class A shares after approximately 8 years; therefore, years 9 and 10 reflect Class A shares expenses.

(4) Class C shares do not incur a contingent deferred sales charge on redemptions made after one year.

b. Consideration by the Board of Trustees.

      The Advisory Fees and Expenses Committee (Committee) of the Board of Trustees met on May 16, 1997 to consider, among other things, the new management fee proposed by the Adviser. The Adviser stated that in light of the Fund's investment objective and policies, in the Adviser's view the S&P 500 Index was not a meaningful benchmark for measuring the Fund's performance and for compensating the Adviser. The Adviser stated further that in general the mutual fund industry had failed to embrace performance-adjusted fees and that they would be more appropriate for a fund whose objective was to outperform the relevant index.

      The Adviser also stated that the Fund had performed well relative to funds in the Lipper Analytical Services, Inc. equity growth fund category. The Adviser suggested that the reasonableness of the proposed fee be considered in light of the Fund's performance.

      The Adviser stated further that the Fund's current base management fee and total expenses are each significantly below the median fee and expense ratio among a group of comparable U.S. equity growth funds similar in size to the Fund, and had the proposed fee been in effect, the Fund's fee and expense ratios would still have been below such medians. The Adviser also provided the Committee with other information including but not limited to information concerning the Adviser's investment, sales, marketing and administrative support personnel, the benefits, including revenue and net income, derived by the Adviser from managing the Fund under the current fee, and other information requested by the Committee.

      The Committee considered all of the information provided by the Adviser, along with the nature, quality and scope of the services provided to the Fund by the Adviser, and determined to recommend to the full Board of Trustees that the proposed change in the management fee be approved.

      The full Board of Trustees met on June 20, 1997 to consider, among other things, the proposed management fee change. The Adviser reviewed the proposal with the full Board of Trustees at the meeting and provided the Board of Trustees with information supplied to the Committee along with additional information. The Board of Trustees also was provided with the Committee's recommendation and the reasons therefor. Based on the information provided to the Board of Trustees, particularly information concerning the general level of fees and expenses among comparable funds and the Fund's performance relative to other funds in its category, the Board of Trustees unanimously approved the new management fee.

c. Trustees and Officers and Other Information.

         The following table sets forth certain information about the Board of Trustees of the Fund:

Name             Trustee        Shares Beneficially Owned    Percentage of Fund
(Age)             Since      of the Fund at July 14, 1997(1)    Shares Owned
-----             -----      -------------------------------    ------------
Robert J. Birnbaum                        ----                      ----
(69)               1995

Tom Bleasdale                             ----                      ----
(67)               1991

Lora S. Collins                         3,730.382                    (2)
(61)               1989

James E. Grinnell                         ----                      ----
(67)               1995

William D. Ireland, Jr.                   898.215                    (2)
(73)               1986

Richard W. Lowry                          ----                      ----
(61)               1995

William E. Mayer (3)                      ----                      ----
(57)               1994

James L. Moody, Jr.                       ----                      ----
(65)               1986

John J. Neuhauser                         823.730                    (2)
(54)               1991

George L. Shinn                           ----                      ----
(74)               1986

Robert L. Sullivan                        ----                      ----
(69)               1991

Sinclair Weeks, Jr.                       936.822                    (2)
(74)               1986

Trustees and officers as a            281,964.090 (4)               1.67%
group

(1) Except as otherwise noted, each Trustees has sole investment power and sole voting power with respect to his or her shares of the Fund.

(2)   Ownership is less than 1%.

(3) Mr. Mayer is an "interested person," as defined in the Investment Company Act of 1940 (1940 Act), because of his affiliation with Hambrecht & Quist Incorporated (a registered broker-dealer).

(4) Arthur O. Stern, who is a former officer of the Trust, held 270,807.015 shares of the Fund, representing 1.61% of the then outstanding Class A shares. This holding consisted entirely of shares held by him and certain employees of the Adviser as co-Trustees of The Colonial Group, Inc. Profit-Sharing Plan with respect to which they share investment and voting power. Mr. Stern previously served as Secretary of the Fund from 1985 to 1997.

      The following table sets forth certain information about the executive officers of the Fund:


                                                                  Shares
                                                               Beneficially
                   Executive                                    Owned and
Name                Officer                                  Percent of Fund
(Age)                Since      Office with Fund (1)(2)      at July 14, 1997
-----                -----      ------------------------     ----------------
Harold W. Cogger                President                        ----
(61)                 1996

Davey S. Scoon                  Vice President                   ----
(50)                 1993

Timothy J. Jacoby               Treasurer and Chief              ----
(45)                 1996       Financial Officer

Peter L. Lydecker               Controller and Chief             ----
(43)                 1993       Accounting Officer

Michael H. Koonce               Secretary                        ----
(37)                 1997

(1) Except as otherwise noted, each individual has held the office indicated or other offices in the same company for the last five years.

(2) The Fund's executive officers may benefit from the proposal to increase the management fee, in their capacity as officers, directors or shareholders of the Adviser and its affiliates.

d. Information Concerning the Adviser and its Affiliates.

      The Adviser acts as investment adviser to the Fund under the existing Management Agreement dated March 27, 1995, which was approved by the shareholders on February 15, 1995, in connection with the merger of The Colonial Group, Inc. (TCG) and Liberty Financial Companies, Inc. (Liberty Financial). The Adviser is a wholly-owned subsidiary of TCG, One Financial Center, Boston, Massachusetts 02111, which in turn is a wholly-owned subsidiary of Liberty Financial. Liberty Financial is an indirect subsidiary of Liberty Mutual Insurance Company (Liberty Mutual). Liberty Financial is a diversified and integrated asset management organization which provides insurance and investment products to individuals and institutions. Its principal executive offices are located at 600 Atlantic Avenue, 24th Floor, Boston, Massachusetts 02210. Liberty Mutual is an underwriter of workers' compensation insurance and a Massachusetts-chartered mutual property and casualty insurance company. The principal business activities of Liberty Mutual's subsidiaries other than Liberty Financial are property-casualty insurance, insurance services and life insurance (including group life and health insurance products) marketed through its own sales force. Liberty Mutual's principal executive offices are located at 175 Berkeley Street, Boston, Massachusetts 02117. Liberty Mutual is deemed to be the controlling entity of the Adviser and its affiliates.

      The directors of the Adviser are Bonny E. Boatman, Sheila A. Carroll, Harold W. Cogger, Carl C. Ericson, C. Frazier Evans, Stephen E. Gibson, Donald
S. MacKinnon, Helen Frame Peters, Daniel Rie, Davey S. Scoon and Arthur O. Stern. Mr. Gibson is the principal executive officer of the Adviser. The principal occupations of the Adviser's directors are as officers and directors of the Adviser and certain of its affiliates. The address of the directors and officers of the Adviser is One Financial Center, Boston, Massachusetts 02111.

      The Adviser's compensation under the existing and new Management Agreements is subject to reduction to the extent that in any year the expenses of the Fund exceed the limits on investment company expenses imposed by any statute or regulatory authority of any jurisdiction in which shares of the Fund are qualified for offer and sale. No such limits are currently in effect.

      The existing and new Management Agreements provide that, subject to the Board of Trustees' supervision, the Adviser will manage the assets of the Fund in accordance with its Prospectus and Statement of Additional Information, purchase and sell securities and other investments on behalf of the Fund and report results to the Board of Trustees periodically. The existing and new Management Agreements also require the Adviser to furnish, at its expense (a) office space, supplies, facilities and equipment; (b) executive and other personnel for managing the affairs of the Fund (excluding custodial, transfer agency, pricing and certain record keeping services); and (c) compensation to Trustees who are directors, officers or employees of the Adviser or its affiliates.

      The existing and new Management Agreements may be terminated at any time by the Adviser, by the Board of Trustees or by vote of a majority of the outstanding voting securities of the Fund without penalty on 60 days' written notice; shall automatically terminate upon any assignment; and otherwise shall continue in effect from year to year if approved annually (1) by the Board of Trustees or by vote of a majority of the outstanding voting securities of the Fund and (2) by a majority of the Trustees who are not "interested persons" as defined under the 1940 Act.

      The Adviser provides bookkeeping and pricing services to the Fund pursuant to a separate Pricing and Bookkeeping Agreement under which the Adviser is paid a monthly fee of $2,250 for the first $50 million of the Fund's net assets, plus a monthly percentage fee at the following annual rates: 0.035% on the next $950 million; 0.025% on the next $1 billion; 0.015% on the next $1 billion; and 0.001% on the excess over $3 billion of the average daily net assets of the Fund for such month. For these services, the Fund paid the Adviser $121,000 for the fiscal year ended October 31, 1996.

      Colonial Investors Service Center, Inc. (Transfer Agent), an affiliate of the Adviser, serves as the Fund's shareholder servicing and transfer agent. The Transfer Agent is paid a monthly fee of 0.25% annually of the Fund's average daily net assets plus certain out-of-pocket expenses. For these services, the Fund paid the Transfer Agent $926,000 for the fiscal year ended October 31, 1996. Effective October 1, 1997, the fee will begin to reduce so that after September 30, 1998, the fee will be at the annual rate of 0.236% of the Fund's average daily net assets plus certain out-of-pocket expenses.

      Colonial Investment Services, Inc. (Distributor), a subsidiary of the Adviser, serves as the distributor for the Fund's shares. For the fiscal year ended October 31, 1996, the Distributor retained net underwriting discounts of $112,410 on sales of the Fund's Class A shares and received contingent deferred sales charges of $159,828 on Class B share redemptions. The Distributor is also paid a monthly service fee at an annual rate of 0.15% of the Fund's net assets attributed to shares outstanding prior to April 1, 1989 and 0.25% of the Fund's net assets attributed to shares issued thereafter. The Fund also pays the Distributor a monthly fee of 0.75% of the average daily net assets attributed to the Fund's Class B and Class C shares. For these services, the Fund paid the Distributor service fees of $749,000 and distribution fees applicable to Class B shares of $727,000 for the fiscal year ended October 31, 1996. No Class C shares were outstanding during such fiscal year.

      In addition to the fees described above, the Fund pays all of its expenses not assumed by the Adviser, including, without limitation, fees and expenses of the Independent Trustees, interest charges, taxes, brokerage commissions, expenses of issue or redemption of shares, fees and expenses of registering and qualifying shares of the Fund for distribution under federal and state laws and regulations, custodial, auditing and legal expenses, expenses of providing reports to shareholders, expenses of meetings of shareholders, expenses of printing and mailing prospectuses, proxy statements and proxies to existing shareholders, and its proportionate share of insurance premiums and professional association dues or assessments. With respect to Colonial Trust III, all general Trust expenses are allocated among and charged to the assets of each fund in the Trust, including the Fund, on a basis that the Board of Trustees deem fair and equitable, which may be based on the relative net assets of such funds or the nature of the services performed and relative applicability of the services to each fund. Each fund also is responsible for such non-recurring expenses as may arise, including litigation in which the fund may be a party, and other expenses as determined by the Board of Trustees. Each fund may have an obligation to indemnify its officers and Trustees with respect to litigation.

e. Other Funds Managed by the Adviser.

      In addition to the services provided by the Adviser to the Fund, the Adviser also provides management and other services and facilities to other investment companies with different investment objectives than the Fund. Information with respect to the assets of and management fees payable to the Adviser by the funds having investment objectives similar to those of the Fund, is set forth below:


                                                                Annual
                                  Total Net Assets     Management/Administration
                                  at July 31, 1997        Fee as % of Average
Funds                               (in millions)          Daily Net Assets
-----                               -------------          ----------------
Colonial Aggressive Growth Fund           4.0                  0.85% (1)
Colonial Small Cap Value Fund           420.2                  0.60% (2)
Colonial U.S. Stock Fund                701.8                  0.80% (3)
Colonial-Keyport U.S. Stock Fund         85.2                  0.60% (4)

(1) The Adviser has voluntarily agreed to waive its fee so that the fund's total expenses will not exceed 1.30%.

(2) Subject to shareholder approval on September 30, 1997, the management fee will be increased to 0.80%.

(3) The Adviser has voluntarily agreed to waive its fee so that the fund's total expenses will not exceed 1.25%.

(4) The Adviser is the sub-adviser and receives a sub-advisory fee of 0.60% of the fund's average daily net assets. The fee is for investment management services only. Keyport Advisory Services Corp., the Fund's manager, has voluntarily agreed to waive its fee so that the fund's total expenses will not exceed 1.00%.

f. Required Vote.

      Approval of the new Management Agreement will require the affirmative vote of a "majority of the outstanding voting securities" of the Fund (as defined in the 1940 Act), which means the affirmative vote of the lesser of (1) more than 50% of the outstanding shares of the Fund or (2) 67% or more of the shares of the Fund present at the Meeting if more than 50% of the outstanding shares of the Fund are represented at the Meeting in person or by proxy.

      The Trustees unanimously recommend that shareholders of the Fund vote to approve the new Management Agreement.



2.    Approve or Disapprove a Change in Investment Policy.

a. Description of Proposal.

      The 1940 Act and the Securities and Exchange Commission (SEC) staff require the Fund to make certain specified investment policies "fundamental," which means they can be changed only by shareholder vote. The Fund presently has a fundamental investment policy that limits its investments in illiquid securities to no more than 10% of its net assets. Consistent with current SEC policy, the Board of Trustees recommends reclassifying the Fund's illiquid securities policy as nonfundamental (not requiring a shareholder vote to change it). Subject to shareholder approval of such reclassification, the Board of Trustees have increased the limit on investing in such securities from 10% of net assets to 15% of net assets to provide maximum investment flexibility. This change should not materially affect the Fund's ability to meet its liquidity needs.

b. Required Vote.

      Approval of the proposal requires the affirmative vote of a majority of the outstanding voting securities of the Fund.



3.    Ratification of Independent Accountants.

a. Description of Proposal.

      Price Waterhouse LLP was selected as independent accountants for the Fund for the Fund's fiscal year ending October 31, 1997, by unanimous vote of the Board of Trustees, subject to ratification or rejection by the shareholders. Neither Price Waterhouse LLP nor any of its partners has any direct or material indirect financial interest in the Fund. A representative of Price Waterhouse LLP will be available at the Meeting, if requested by a shareholder in writing at least five days before the Meeting, to respond to appropriate questions and make a statement (if the representative desires).

b. Required Vote.

      Ratification requires the affirmative vote of a majority of the shares of the Fund voted at the Meeting.

4.    Other Matters and Discretion of Attorneys Named in the Proxy.

      As of the date of this Proxy Statement, only the business mentioned in Items 1 through 3 of the Notice of the Meeting is contemplated to be presented. If any procedural or other matters properly come before the Meeting, the enclosed proxy shall be voted in accordance with the best judgment of the proxy holder(s).

The Meeting is to be held at the same time as the meeting of shareholders of Colonial Global Equity Fund and Colonial Small Cap Value Fund. It is anticipated that such meetings will be held simultaneously. In the event that any Fund shareholder at the Meeting objects to the holding of a simultaneous meeting and moves for an adjournment of the meetings so that the Meeting of the Fund may be held separately, the persons named as proxies will vote in favor of such an adjournment.

      If a quorum of shareholders (thirty percent of the shares entitled to vote at the Meeting) is not represented at the Meeting or at any adjournment thereof, or, even though a quorum is so represented, if sufficient votes in favor of the Items set forth in the Notice of the Meeting are not received by September 30, 1997, the persons named as proxies may propose one or more adjournments of the Meeting for a period or periods of not more than ninety days in the aggregate and further solicitation of proxies may be made. Any such adjournment may be effected by a majority of the votes properly cast in person or by proxy on the question at the session of the Meeting to be adjourned. The persons named as proxies will vote in favor of such adjournment those proxies which they are entitled to vote in favor of the Items set forth in the Notice of the Meeting. They will vote against any such adjournment those proxies required to be voted against any of such Items.

      The Trust's Agreement and Declaration of Trust does not provide for an annual meeting of shareholders. Shareholder proposals for inclusion in the proxy statement for any subsequent meeting must be received by the Fund within a reasonable period of time prior to such meeting.

      Shareholders are urged to vote, sign and mail their proxies immediately.

                                   APPENDIX A

                              MANAGEMENT AGREEMENT

AGREEMENT dated as of September 30, 1997, between COLONIAL TRUST III, a Massachusetts business trust (Trust), with respect to COLONIAL SELECT VALUE FUND
(Fund), and COLONIAL MANAGEMENT ASSOCIATES, INC., a Massachusetts corporation (Adviser).

In consideration of the promises and covenants herein, the parties agree as follows:

1. The Adviser will manage the investment of the assets of the Fund in accordance with its prospectus and statement of additional information and will perform the other services herein set forth, subject to the supervision of the Board of Trustees of the Trust. The Adviser may delegate its investment responsibilities to a sub-adviser.

2.     In carrying out its investment management obligations, the Adviser shall:

       (a) evaluate such economic, statistical and financial information and undertake such investment research as it shall believe advisable; (b) purchase and sell securities and other investments for the Fund in accordance with the procedures described in its prospectus and statement of additional information; and (c) report results to the Board of Trustees of the Trust.

3.     The Adviser shall furnish at its expense the following:

       (a) office space, supplies, facilities and equipment; (b) executive and other personnel for managing the affairs of the Fund (including preparing financial information of the Fund and reports and tax returns required to be filed with public authorities, but exclusive of those related to custodial, transfer, dividend and plan agency services, determination of net asset value and maintenance of records required by Section 31(a) of the Investment Company Act of 1940, as amended, and the rules thereunder (1940 Act); and (c) compensation of Trustees who are directors, officers, partners or employees of the Adviser or its affiliated persons (other than a registered investment company).

4. The Adviser shall be free to render similar services to others so long as its services hereunder are not impaired thereby.

5. The Fund shall pay the Adviser monthly a fee at the annual rate of 0.70% of the average daily net assets of the Fund.

6. If the operating expenses of the Fund for any fiscal year exceed the most restrictive applicable expense limitation for any state in which shares are sold, the Adviser's fee shall be reduced by the excess but not to less than zero. Operating expenses shall not include brokerage, interest, taxes, deferred organization expenses, Rule 12b-1 distribution fees, service fees and extraordinary expenses, if any. The Adviser may waive its compensation (and bear expenses of the Fund) to the extent that expenses of the Fund exceed any expense limitation the Adviser declares to be effective.

7. This Agreement shall become effective as of the date of its execution, and

       (a) unless otherwise terminated, shall continue until two years from its date of execution and from year to year thereafter so long as approved annually in accordance with the 1940 Act; (b) may be terminated without penalty on sixty days' written notice to the Adviser either by vote of the Board of Trustees of the Trust or by vote of a majority of the outstanding shares of the Fund; (c) shall automatically terminate in the event of its assignment; and (d) may be terminated without penalty by the Adviser on sixty days' written notice to the Trust.

8.     This Agreement may be amended in accordance with the 1940 Act.

9. For the purpose of the Agreement, the terms "vote of a majority of the outstanding shares", "affiliated person" and "assignment" shall have their respective meanings defined in the 1940 Act and exemptions and interpretations issued by the Securities and Exchange Commission under the 1940 Act.

10. In the absence of willful misfeasance, bad faith or gross negligence on the part of the Adviser, or reckless disregard of its obligations and duties hereunder, the Adviser shall not be subject to any liability to the Trust or the Fund, to any shareholder of the Trust or the Fund or to any other person, firm or organization for any act or omission in the course of, or connected with, rendering services hereunder.

COLONIAL TRUST III on behalf of             COLONIAL MANAGEMENT
COLONIAL SELECT VALUE FUND                  ASSOCIATES, INC.


By:  __________________________         By: _______________________________
     Title:                                 Title:

A copy of the document establishing the Trust is filed with the Secretary of The Commonwealth of Massachusetts. This Agreement is executed by officers not as individuals and is not binding upon any of the Trustees, officers or shareholders of the Trust individually but only upon the assets of the Fund.

[Colonial Flag Logo]
Colonial
Mutual Funds
P.O. Box 1722
Boston, Massachusetts
02105-1722

COLONIAL SELECT VALUE FUND

This proxy when properly executed will be voted in the manner directed and, absent direction, will be voted FOR Items 1 through 3 listed below.


1. PROPOSAL TO APPROVE A NEW MANAGEMENT AGREEMENT FOR THE FUND PROVIDING FOR AN INCREASE IN THE MANAGEMENT FEE PAID BY THE FUND. (Item 1 of the Notice)

    /   /    FOR              /   /    AGAINST           /   /   ABSTAIN

2. PROPOSAL TO APPROVE ELIMINATION OF A FUNDAMENTAL POLICY LIMITING THE FUND'S INVESTMENTS IN ILLIQUID SECURITIES TO 10% OF NET ASSETS.
   (Item 2 of the Notice)

    /   /    FOR              /   /    AGAINST           /   /   ABSTAIN

3. PROPOSAL TO RATIFY THE SELECTION OF INDEPENDENT ACCOUNTANTS.
   (Item 3 of the Notice)

    /   /    FOR              /   /    AGAINST           /   /   ABSTAIN

4. IN THEIR DISCRETION, UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

PLEASE READ BOTH SIDES OF THIS CARD.
VOTE TODAY!
COLONIAL INVESTORS SERVICE CENTER, INC.


     Please sign exactly as name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED
ENVELOPE.                                         Date


                   Shareholder sign here             Co-owner sign here


PLEASE VOTE PROMPTLY
--------------------

Your vote is important, no matter how many shares you own. Please vote on the reverse side of this proxy card and sign in the space(s) provided. Return your completed proxy card in the enclosed envelope today.

You may receive additional proxies for other accounts. These are not duplicates; you should sign and return each proxy card in order for your votes to be counted.

This proxy is solicited on behalf of the Board of Trustees. The signers of this proxy hereby appoint Harold W. Cogger, Nancy L. Conlin, Michael H. Koonce, and John W. Reading, and each of them, proxies of the signers, with power of substitution to vote at the Special Meeting of Shareholders to be held at Boston, Massachusetts, on September 30, 1997, and at any adjournments, as specified herein, and in accordance with their best judgement, on any other business that may properly come before this meeting.

After careful review, the Board of Trustees unanimously has recommended a vote "FOR" all matters.